Consent of Independent Registered Public Accounting Firm

Ballantyne Strong, Inc.

Omaha, Nebraska

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-03849, 333-116739, 333-139177, 333-153408, 333-218770, 333-169115, 333-196019 and 333-207921) of Ballantyne Strong, Inc. of our report dated March 15, 2018, relating to the consolidated financial statements of Itasca Capital Ltd. (formerly Kobex Capital Corp.), which appears in this Annual Report on Form 10-K/A of Ballantyne Strong, Inc.

/s/ BDO USA, LLP

Grand Rapids, Michigan

April 2, 2018